UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)
Filed by Registrant	☑

Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12.
FIRST AMERICAN INVESTMENT FUNDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Proxy FACT SHEET	IMPORTANT DATES:

	RECORD DATE:	October 25, 2010

	MAIL DATE:	November 15, 2010

SPECIAL MEETING OF SHAREHOLDERS FOR:	MEETING DATE:	December 17, 2010

FIRST AMERICAN INVESTMENT FUNDS, INC.

PLEASE SEE BELOW FOR FUNDS NAMES AND CUSIPS	MEETING TIME:	11:00 a.m. Central Time

	LOCATION:	Offices of FAF Advisors
800 Nicollet Mall, 3rd Fl
Training Room A
Minneapolis, MN 55402

ADDITIONAL INFORMATION:	CONTACT INFO:

Fund Advisor: FAF Advisors, Inc.	TAG INBOUND LINE:	(800) 317-8033

	WEBSITE:	www.firstamericanfunds.com
WHAT IS HAPPENING?
A special meeting of stockholders (the “Special Meeting”) of the First American Investment Funds, Inc. will be held at 11:00 a.m., Central Time, on Friday, December 17, 2010, at the offices of FAF Advisors, Inc.
WHAT AM I BEING ASKED TO VOTE ON?
Matters to Be Voted on by Stockholders:
1.	For each Fund, to approve an investment advisory agreement with Nuveen Asset Management and an investment sub-advisory agreement between Nuveen Asset Management and Nuveen Asset Management, LLC.

2.	For the International Fund and International Select Fund only, to approve sub-advisory agreements between Nuveen Asset Management and each Fund’s current sub-advisors.

3.	For each Fund, to elect ten directors to the Board of Directors to serve upon the closing of the Transaction.
WHAT WAS INCLUDED IN THE PROXY PACKAGE?
Proxy material included a First American Investment Funds’ proxy statement, proxy card and business return envelope.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?
The Board recommends that you vote FOR the approval of each applicable proposal.
IMPORTANT COMPANIES NAMED IN PROXY STATEMENT:
FAF Advisors, Inc.: Currently serves as investment advisor and administrator to each of the Funds.
U.S. Bank National Association (“US Bank”): Parent company of FAF Advisors, Inc.
Nuveen Asset Management: Investment Advisor for the Nuveen Funds.
Nuveen Asset Management, LLC: wholly-owned subsidiary of Nuveen Asset Management formed in anticipation of this transaction.
Nuveen Investments, LLC: Distributor for the Nuveen Funds.

PROPOSAL DETAIL:
PROPOSAL 1: TO APPROVE AN INVESTMENT ADVISORY AGREEMENT WITH NUVEEN ASSET MANAGEMENT AND AN INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN NUVEEN ASSET MANAGEMENT AND NUVEEN ASSET MANAGEMENT, LLC.
WHO VOTES ON PROPOSAL 1?
ALL FUNDS
WHY AM I BEING ASKED TO APPROVE AN INVESTMENT ADVISORY AGREEMENT?
FAF Advisors currently serves as investment advisor and administrator to each Fund. On July 29, 2010, U.S. Bank and FAF Advisors entered into a definitive agreement with Nuveen Investments, Nuveen Asset Management and certain Nuveen affiliates, whereby Nuveen Asset management will acquire a portion of the asset management business of FAF Advisors. The acquired business includes the assets of FAF Advisors used in providing investment advisory services, research, sales and distribution in connection with The First American Investment Funds. The newly proposed Advisory Agreement is intended to standardize the terms of the Funds’ investment management agreements with the agreements currently used by the Nuveen Asset Management and the Nuveen Funds.
WHAT WASN’T INCLUDED IN THIS ACQUISITION BY NUVEEN?
FAF Advisors’ money market Funds and the closed-end funds advised by FAF Advisors were not part of this transaction.
ARE THERE ANY DIFFERENCES BETWEEN THE FUNDS CURRENT ADVISORY AGREEMENT AND THE NEW AGREEMENT?
The terms and advisory services to be provided under the New Advisory Agreement are expected to be similar to those of the Current Advisory Agreement; however there are some important differences in the contractual terms.
FURTHER DETAIL:
One important difference between the Current Advisory Agreement and the New Advisory Agreement is that the fee rate under the New Advisory Agreement is comprised of a fund-level fee rate and a complex-wide level fee rate, both of which include breakpoints, while the Current Advisory Agreement only charges a fund level fee rate which, in most cases, does not include breakpoints.
**For more detailed information please refer to pages 5-37 in the proxy statement**
Another important difference between the Current Advisory Agreement and the New Advisory Agreement is that the services provided by Nuveen Asset Management to each Fund under the New Advisory Agreement include certain administrative services, whereas, under the current structure, these administrative services and certain additional services are provided pursuant to a separate administrative agreement with FAF Advisors and administrative fees are paid by the Funds separately from advisory fees.
**For more detailed information please refer to pages 5-37 in the proxy statement**

WHAT FACTORS HAS THE BOARD TAKEN INTO CONSIDERATION WITH THE NEW ADVISORY AGREEMENT?
In considering the New Advisory Agreement for each Fund, the Board, advised by independent legal counsel, reviewed and analyzed the factors it deemed relevant, including:
1)	The nature, quality, and extent of services to be rendered to the Funds by Nuveen Asset Management

2)	The cost of services to be provided, including Fund expense information

3)	Whether economies of scale may be realized as the Funds grow and whether fee levels are adjusted to enable Fund investors to share in these potential economies of scale.
The directors evaluated all information available to them on a Fund-by-Fund basis, and their approval of the New Advisory Agreement was made separately with respect to each Fund. The directors, all of whom are Independent Directors, concluded that the terms of the New Advisory Agreement and the fee rates to be paid in light of the services to be provided to each Fund are in the best interests of each Fund, and that the New Advisory Agreement should be approved and recommended to stockholders for approval.
HOW WILL THIS TRANSACTION AFFECT ME AS A FUND STOCKHOLDER?
Upon the closing of the Transaction, Nuveen Asset Management will not only serve as investment adviser to the Funds, but will also provide many related services such as administration, marketing and distribution, and shareholder services. Your Fund will be integrated into the Nuveen family of funds and be rebranded as a Nuveen Fund. Shortly after closing of the Transaction, you will have access to all of the investment choices and all of the shareholder services available to Nuveen shareholders.
WILL THE INVESTMENT OBJECTIVES AND STRATEGIES OF MY FUND CHANGE?
The investment objective of your Fund and its principal investment strategies will not change as a result of the Transaction. Except for the tax free bond funds, the portfolio managers for each Fund in place immediately prior to the Transaction are expected to remain the same.
WHAT ARE THE BENEFITS TO SHAREHOLDERS FOR THIS TRANSACTION?
The Board, FAF Advisors and Nuveen Asset Management believe that the Transaction may benefit each Fund’s stockholders in a number of ways, including:
1.	The potential for lower investment management fees as assets increase as a result of management fee breakpoints,

2.	Lower overall fund expenses as the Funds realize economies of scale from being part of a larger fund complex,

3.	Expanded investment choices within the fund complex and affiliation with a well-recognized fund sponsor.
PROPOSAL 2: FOR THE INTERNATIONAL FUND AND INTERNATIONAL SELECT FUND ONLY, TO APPROVE SUB-ADVISORY AGREEMENTS BETWEEN NUVEEN ASSET MANAGEMENT AND EACH FUND’S CURRENT SUB-ADVISORS.

Sub-Advisor	Fund
Altrinsic Global Advisors, LLC	International Fund, International Select Fund
Hansberger Global Investors, Inc.	International Fund, International Select Fund
Lazard Asset Management, LLC	International Select Fund
WHY AM I BEING ASKED TO VOTE ON PROPOSAL 2?
First American Funds (“FAF”) has entered into sub-advisory agreements (the “Current International Sub-Advisory Agreements”) with each Sub-Advisor listed above (each, a “Sub-Advisor”) under which FAF has delegated certain of its investment advisory responsibilities for the International Fund and International Select Fund. Currently, each Sub-Advisor is responsible for managing a portion of the respective Fund’s assets and receives compensation for its services out of the investment management fee paid by each Fund to FAF and not from the Fund directly.
How do the proposed New International Sub-Advisory Agreements differ from the current agreements?
The terms of the New International Sub-Advisory Agreements are identical in all material respects to those of the current sub-advisory agreements between FAF and each sub-advisor for the International Fund and International Select Fund, except for their dates of effectiveness and term. The fee rates payable by Nuveen Asset Management to each sub-advisor under the New Sub-Advisory Agreements are identical to those paid by FAF Advisors under the Current Sub-Advisory Agreements for each Fund.
WHAT ARE THE SERVICES THAT THE NEW SUB-ADVISOR (NAM) WILL STILL PROVIDE?
The services to be provided under the New Sub-Advisory Agreements will be identical to the services provided under the Current Sub-Advisory Agreements. Both the Current Sub-Advisory Agreements and the New Sub-Advisory Agreements provide that, subject to the supervision of the Board and the adviser, the Sub-Advisor will:
(a)	make investment decisions for the portion of the Fund’s assets allocated to the Sub-Advisor;

(b)	place purchase and sale orders of portfolio securities for the Funds; and

(c)	employ professional portfolio managers and securities analysts to provide research services.
PROPOSAL 3: FOR EACH FUND, TO ELECT TEN DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE UPON THE CLOSING OF THE TRANSACTION.
WHO ARE THE DIRECTORS UP FOR ELECTION?

(01) Robert P. Bremner	(05) William J. Schneider	(09) Terence J. Toth
(02) Jack B. Evans	(06) Judith M. Stockdale	(10) John P. Amboian
(03) William C. Hunter	(07) Carole E. Stone
(04) David J. Kundert	(08) Virginia L. Stringer
**Virginia L. Stringer is a current member of the FAF Funds’ Board. All other nominees currently serve as directors/trustees of various Nuveen Funds.
WHY AM I BEING ASKED TO ELECT THE BOARD OF DIRECTORS?
Due to Nuveen Asset Management acquiring a portion of the assets of FAF Advisors, the ten persons listed above were recommended by the current Board to serve upon the closing of the Transaction.
DETAIL:
There are ten nominees, one of whom currently serves on the Board for the First American Investment Funds. The other nine nominees currently serve as directors or trustees to various Nuveen funds and were recommended by the current Board to serve upon the closing of the Transaction. It is expected that the current member of the Board who is being nominated will join the boards of other Nuveen Funds. The proposed use of a single board for all funds in the Nuveen family of funds is expected to result in enhanced supervision, administrative efficiencies and cost savings.
WHAT ARE THE QUALIFICATIONS FOR EACH DIRECTOR?
In considering a candidate’s qualifications, each candidate must meet certain basic requirements, including relevant skills and experience, time availability (including the time requirements for due diligence site visits to internal and external sub-advisers and service providers) and, if qualifying as an independent board member candidate, independence from the adviser, sub-advisers, underwriters or other service providers, including any affiliates of these entities. These skill and experience requirements may vary depending on the current composition of the board, since the goal is to ensure an appropriate range of skills, diversity and experience, in the aggregate. All candidates, however, must meet high expectations of personal integrity, independence, governance experience and professional competence.
WHAT VOTING RECOMMENDATIONS HAS THE BOARD SUGGESTED FOR ALL THE PROPOSALS TO BE DISCUSSED AT THE SPECIAL MEETING?
The Board has recommended that shareholders vote in ‘Favor’ for all the proposals to be discussed at the meeting.
CONTENTS OF THE PROXY PACKAGE: PROXY STATEMENT, VOTING BALLOT, AND BUSINESS REPLY ENVELOPE

IS THERE A PHONE NUMBER THAT I CAN CALL REGARDING NON-PROXY RELATED QUESTIONS?
800-677-FUND